UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 26, 2009

The Phoenix Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16517	06-1599088
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

One American Row, Hartford, CT	06102 -5056
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(860) 403-5000

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Change in Control Agreement Template for Selected Executive Officers of the Registrant.

On October 26, 2009, the Compensation Committee (the “Committee”) of Board of Directors (the “Board”) of The Phoenix Companies, Inc. (the “Company”) approved by its unanimous written consent a new template change in control agreement for select officers designated by the Committee and recommended that the Board approve the new template change in control agreement for the Company’s President and Chief Executive Officer. On October 28, 2009, the Board, upon the recommendation of the Committee, approved by its unanimous written consent the new template change in control agreement for the Company’s President and Chief Executive Officer.

The new template change in control agreement will be effective as of January 1, 2010, with an expiration date of December 31, 2011 (the “Initial Term”) and will renew automatically for successive one-year periods unless either party provides prior written notice. The change in control agreements that are currently in effect will terminate on December 31, 2009.

The new template change in control agreement is substantially similar to the existing template agreement. The significant changes in the new agreement are as follows: (a) eliminates any gross up for excise tax purposes; (b) limits the aggregate value of Covered Payments, as defined in the agreement, to an amount equal to 2.99 times the executive’s average annual compensation calculated in accordance with Internal Revenue Code section 280G; (c) eliminates the payment attributable to forgone 401(k) plan Company match contributions; (d) provides that, with respect to the determination of the current year pro-rated bonus amount, the pro rata portion of the annual incentive award will be based on the target amount for the year of termination of employment instead of the higher of such target amount and the actually earned annual incentive award for such year; (e) detaches the health care continuation maximum period from the multiple and synchronizes the period with the applicable Internal Revenue Code section 409A period; (f) reduces the severance multiple and the pension service and payment multiple to one times salary and target bonus for Senior Executive Vice Presidents and above; (g) imposes noncompetition restrictions for Senior Executive Vice Presidents and above for a period of up to 18 months and in consideration provides for a lump sum payment of the salary and target bonus opportunity that would have been paid or made available over a corresponding period of continued employment; and (h) eliminates the mandatory arbitration provision. The changes made to the new template for Senior Executive Vice Presidents and above will result in a decrease in the overall benefits provided under the agreement, prior to giving effect to the elimination of the gross-up for any golden parachute excise taxes.

The new template change in control agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

The following exhibits are filed herewith:

10.1     Template Change in Control Agreement, effective January 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PHOENIX COMPANIES, INC.

Date: October 30, 2009

By:	/s/ Bonnie J. Malley
	Name:	Bonnie J. Malley
	Title:	Executive Vice President, Human Resources and Corporate Administration